Exhibit 99.1

PRESS RELEASE

NOBLE CORPORATION AND PACIFIC DRILLING

ANNOUNCE AGREEMENT TO COMBINE

SUGAR LAND and HOUSTON, March 25, 2021 – Noble Corporation (“Noble”) and Pacific Drilling Company LLC (“Pacific Drilling”) announced today that they have entered into a definitive merger agreement under which Noble will acquire Pacific Drilling in an all-stock transaction. The definitive merger agreement was unanimously approved by each company’s Board of Directors. The transaction has also been approved by a majority of Pacific Drilling’s equity holders, and no shareholder vote is required for Noble to close the transaction. As part of the transaction, Pacific Drilling’s equity holders will receive 16.6 million shares of Noble, or approximately 24.9% of the outstanding shares of Noble at closing. Noble expects to realize annual pre-tax cost synergies of at least $30 million, and additionally, will move to dispose of the Pacific Bora and Pacific Mistral expeditiously. The transaction is subject to customary closing conditions and is expected to be completed in April 2021.

Noble’s President and Chief Executive Officer, Robert Eifler, said, “The acquisition of Pacific Drilling will enhance our position in the ultra-deepwater market through the addition of its technologically-advanced ultra-deepwater drillships, which are highly complementary to Noble’s existing fleet. By bringing these modern drillships into the Noble fleet, we will be able to better serve the needs of our customers globally and to participate in a wider range of drillship tender activity. The combination brings together two companies who share a common culture prioritizing safety and operational excellence. Additionally, the acquisition expands and further solidifies our relationship with certain key customers, facilitates re-entry into both the West African and Mexican regions, and strengthens our presence in the US Gulf of Mexico.”

Mr. Eifler continued, “This acquisition is a positive strategic step for Noble, and we will work expeditiously to close the transaction and integrate the two companies. We remain committed to generating shareholder value through safety and operational excellence, capital discipline and customer satisfaction. As the offshore drilling landscape evolves, we look forward to maintaining our leadership role as we continue to grow in concert with the needs of our customers.”

Bernie Wolford, Pacific Drilling’s Chief Executive Officer, stated, “Bringing together the Pacific Drilling and Noble fleets creates a stronger and more stable combined company with the scale to provide solutions for our clients on a global basis. This combination will advance the ongoing recovery in the industry and will allow Pacific Drilling equity holders to fully participate in that recovery. I would like to personally thank the entire Pacific Drilling team for their unwavering commitment to delivering safe, efficient and reliable services to our customers, and we look forward to working with Noble to successfully integrate the two companies.”

Significant Value Creation Potential for Noble Shareholders and Pacific Drilling Equity Holders

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Pacific Drilling’s high specification UDW drillships are complementary to Noble’s high specification fleet: The combined fleet will be one of the youngest and most technologically advanced fleets in the industry. The complementary nature of both drillship fleets will permit sharing of expertise, capital spares and equipment across the rigs. For example, both companies utilize the same original equipment manufacturers for engines, thrusters, well control and drilling equipment.

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Shared culture and commitment to operational excellence: Noble and Pacific Drilling both operate with a commitment to best-in-class safety performance and environmental stewardship. A key component of both companies’ value proposition also includes delivering the most efficient and reliable drilling performance to the customer.

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Expansion of Noble’s customer relationships and geographic footprint: The acquisition facilitates Noble’s reentry into the growing West Africa and Mexico regions, and broadens its customer relationships. Given Noble’s fully contracted drillship fleet, these additional assets will also allow participation in key drillship tendering activity.

•	Meaningful cost synergies: Noble expects to realize annual pre-tax cost synergies of at least $30 million, with the full amount of cost synergies being realized by the end of 2021.

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Strengthens balance sheet: Pacific Drilling will be acquired on a debt free basis and with approximately $30 million of anticipated cash and cash equivalents, after adjusting for certain anticipated transaction related expenses. Noble remains committed to maintaining a conservative balance sheet.

Noble – Customer Focused, Global Provider of High-Specification Rigs

Pro forma for the acquisition, Noble will own and operate a high specification fleet of 24 rigs, with 11 drillships, 1 semisubmersible, and 12 jackups. Additionally, Noble will have pro forma backlog of approximately $1.7 billion, split across a diverse set of customers and regions of operation. Noble remains focused on serving the needs of its customers and delivering best-in-class operational excellence that is consistent across all geographies.

No changes to Noble’s Board of Directors or executive management team are anticipated as a result of the acquisition. Noble will continue to have its principal executive offices in Sugar Land, Texas.

Advisors

Ducera Partners LLC and DNB Markets, a part of DNB Bank ASA, are acting as financial advisors, and Kirkland & Ellis LLP is acting as legal advisor to Noble.

Houlihan Lokey Capital, Inc. is acting as financial advisor and Akin Gump Strauss Hauer & Feld LLP is acting as legal advisor to Pacific Drilling.

Conference Call

Noble has scheduled a conference call and webcast to discuss this transaction on Thursday, March 25, 2021, at 10:00 a.m. U.S. Central Time. Noble will not be hosting a question and answer session as part of this call. Interested parties are invited to listen to the call by dialing 1-877-680-4232, or internationally 1-647-689-5432, using access code: 3014907, or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of Noble’s Website, which will also include an investor presentation.

A replay of the conference call will be available on Thursday, March 25, 2021, beginning at 1:00 p.m. U.S. Central Time, through Saturday, April 24, 2021, ending at 11:00 p.m. U.S. Central Time. The phone number for the conference call replay is 1-800-585-8367, or for calls from outside of the U.S., 1-416-621-4642, using access code: 3014907. The replay will also be available on Noble’s Website following the end of the scheduled call.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Currently, Noble performs, through its subsidiaries, contract drilling services with a fleet of 19 offshore drilling units, consisting of 7 drillships and semisubmersibles and 12 jackups, focused largely on ultra- deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 31327, Ugland House, S. Church Street, Georgetown, Grand Cayman, KY1-1104. Additional information on Noble is available at www.noblecorp.com.

About Pacific Drilling

With its best-in-class drillships and highly experienced team, Pacific Drilling is committed to exceeding its customers’ expectations by delivering the safest, most efficient and reliable deepwater drilling services in the industry. Pacific Drilling’s fleet of seven drillships represents one of the youngest and most technologically advanced fleets in the world. For more information about Pacific Drilling please visit its website at www.pacificdrilling.com.

Forward-looking Disclosure Statement

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication or in the documents incorporated by reference, including those regarding the proposed transaction, the benefits, expected synergies, and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, and those regarding rig demand, the offshore drilling market, contract backlog, fleet status, the parties’ future financial position, business strategy, liquidity, borrowings under the parties’ credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, contract commencements, extension or renewals, contract tenders, plans and objectives of management for future operations, industry conditions, access to financing, impact of competition, worldwide economic conditions, and timing for compliance with any new regulations are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although the parties believe that the expectations reflected in such forward-looking statements are reasonable, the parties cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and neither party undertakes any obligation to revise or update any forward-looking statement for any reason, except as required by law. The parties have identified factors, including, but not limited to, the risks and uncertainties inherent in the transaction, including, among other things, the ability to obtain requisite approvals relating to the acquisition, potential costs and difficulties related to integration, the possibility that anticipated synergies and other benefits of the transaction will not be realized in the amounts anticipated, within the expected timeframe or at all, delays, costs and difficulties related to the transaction, market conditions, the combined company’s financial results and performance following the completion of the transaction, and the ability to satisfy closing conditions, as well as other factors including, but not limited to, the effects of the Chapter 11 Cases on Noble’s, Pacific Drilling’s or the combined company’s liquidity or results of operations or business prospects, the effects of the Chapter 11 Cases on Noble’s, Pacific Drilling’s or the combined company’s business and the interests of various constituents, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on the parties’ business, financial condition and results of operations (including but not limited to the parties’ growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for the parties’ services and industry demand generally, the parties’ liquidity, the price of the parties’ securities and trading markets with respect thereto, the parties’ ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in Noble’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. The parties cannot control such risk factors and other uncertainties, and in many cases, the parties cannot predict the risks and uncertainties that could cause the parties’ actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NC-923

03/25/2021

For additional information, contact:

Noble Corporation:

Craig Muirhead

Vice President – Investor Relations and Treasurer

investors@noblecorp.com

Pacific Drilling:

Investor Contact: James Harris

+713 334 6662

Investor@pacificdrilling.com

Media Contact: Amy L. Roddy

+713 334 6662

Media@pacificdrilling.com

Sources: Noble Corporation and Pacific Drilling Company LLC